EX‑33.4

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2014 (the “Period”).

Platform: The platform consists of commercial mortgage-backed securities (“CMBS”) transactions backed by pools of commercial mortgage loans and/or backed by CMBS for which the Company provides trustee, securities administration and/or paying agent services and where some or all of the offered securities for such CMBS transactions were either (a) publicly-issued pursuant to a registration statement delivered under the Securities Act of 1933, or (b) privately-issued pursuant to an exemption from registration where the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes any transactions (i) where the offered securities were issued, sponsored or guaranteed by any agency or instrumentality of the U.S. government or any government sponsored entity, and (ii) where the offered securities were issued pursuant to a transaction that closed prior to January 1, 2006 and for which the Company outsources all material servicing activities (as defined by Regulation AB) (the “CMBS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the CMBS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required in the related transaction agreements, in regards to the activities performed by the Company, except for the following servicing criteria: 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the activities the Company performed with respect to the CMBS Platform for the Period (the “Applicable Servicing Criteria”).

Third parties classified as vendors: With respect to servicing criterion 1122(d)(4)(i), the Company has engaged a vendor to handle certain Uniform Commercial Code filing functions required by the servicing criterion. Management has determined that this vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and Management elects to take responsibility for assessing compliance with the portion of the servicing criterion applicable to this vendor as permitted by the SEC’s Compliance and Disclosure Interpretation, Section 200.06, Vendors Engaged by Servicers (formerly SEC Manual Telephone Interpretation 17.06) (“C&DI, 200.06”). The Company has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criterion applicable to the vendor. Management is solely responsible for determining that the Company meets the SEC requirements to apply C&DI, 200.06 for the vendor and related criterion.

With respect to the CMBS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1.     Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2.     Management has assessed the Company’s compliance with the Applicable Servicing Criteria, including the servicing criterion for which compliance is determined based on C&DI, 200.06, as described above. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3.     With respect to applicable servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), Management has determined that there were no activities performed during the Period with respect to the CMBS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4.     Based on such assessment for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:           /s/ David J. Ward

    David J. Ward

Title:        Senior Vice President

Dated:      February 25, 2015

Wells Fargo Bank, N.A.	(logo) Together we’ll go far

CMBS Platform Transactions
BAC 2000-1
BAC 2000-2A
BAC 2001-1
BAC 2001-3
BAC 2002-PB2
BAC 2003-2
BAC 2004-1
BAC 2004-3
BAC 2004-5
BAC 2005-1
BAC 2005-4
BAC 2006-3
BAC 2006-4
BAC 2006-6
BAC 2007-2
BAC 2007-3
BAC 2007-4
BAC 2007-5
BACM 2008-1
BACM 2008-LS1
BALL 2005-MIB1
BANC OF AMER 2006-1
BEAR 2000-WF2
BEAR 2001-TOP2
BEAR 2001-TOP4
BEAR 2002-PBW1
BEAR 2002-TOP6
BEAR 2002-TOP8
BEAR 2003-PWR2
BEAR 2003-TOP10
BEAR 2003-TOP12
BEAR 2004-PWR3
BEAR 2004-PWR4
BEAR 2004-PWR5
BEAR 2004-PWR6
BEAR 2004-TOP14
BEAR 2004-TOP16
BEAR 2005-AFR1
BEAR 2005-PWR10
BEAR 2005-PWR7
BEAR 2005-PWR8
BEAR 2005-PWR9
BEAR 2005-TOP18
BEAR 2005-TOP20
BEAR 2006-PWR11
BEAR 2006-PWR12
BEAR 2006-PWR13
BEAR 2006-PWR14
BEAR 2006-TOP22
BEAR 2006-TOP24
BEAR 2007-PWR15
BEAR 2007-PWR16
BEAR 2007-PWR17
BEAR 2007-PWR18
BEAR 2007-TOP26
BEAR 2007-TOP28
BSC 1999-WF2
BSC 2000-WF1
CCMT 2004-C2
CCMT 2008-C7
CD 2006-CD2
COBALT 2006-C1
COBALT 2007-C2
COBALT 2007-C3
COM 1998-C02
COMM12-CCRE1
COMM12-CCRE2
COMM12-CCRE4
COMM12-CCRE5
COMM13-CCRE7
COMM13-LC6
COMM 2000-1
COMM 2003-LNB1
COMM 2004-LNB2
COMM 2004-LNB3
COMM 2004-LNB4
COMM 2005-C6
COMM 2005-LP5
COMM 2006-C7
COMM 2006 -C8
COMM 2007-C9
COMM2011-FL1
COMM 2012-FL2
COMM2013-CCRE10
COMM2013-CCRE12
COMM2014-CCRE15
COMM2014-CCRE16
COMM2014-CCRE18
COMM2014-CCRE19
COMM2014-CCRE20
COMM2014-CCRE21
COMM2014-LC15
COMM2014-LC17
COMM2014-UBS3
COMM2014-UBS5
COMM2014-UBS6
CSF 1997-C02
CSF 1999-C01
CSF 2000-C01
CSFB 2001-CF2
CSFB 2001-CK1
CSFB 2001-CK3
CSFB 2001-CK6
CSFB 2001-CKN5
CSFB 2001-CP4
CSFB 2002-CKN2
CSFB 2002-CKP1
CSFB 2002-CKS4
CSFB 2002-CP5
CSFB 2003-C3
CSFB-2003-C4
CSFB 2003-C5
CSFB 2003-CK2
CSFB 2003-CPN1
CSFB 2004-C1
CSFB 2004-C2
CSFB 2004-C3
CSFB 2004-C4
CSFB 2004-C5
CSFB 2005-C1
CSFB 2005-C2
CSFB 2005-C3
CSFB 2005-C4
CSFB 2005-C5
CSFB 2005-C6
CSFB 2006-C1
CSFB 2006-C2
CSFB 2006-C3
CSFB 2006-C4
CSFB 2006-C5
CSFB 2007-C1
CSFB 2007-C2
CSFB 2007-C3
CSFB 2007-C4
CSFB 2007-C5
CSFB 2008-C1
DBUBS 11-LC3
DLJ 1998-CF1
DLJ 1998-CF2
DLJ 1998-CG1
DLJ 1999-CG1
DLJ 1999-CG2
DLJ 1999-CG3
DLJ 2000-CF1
DLJ 2000-CKP1
FDIC 2012-C1
FIRST UNION 2000-C2
FIRST UNION 2001-C1
FIRST UNION 2001-C2
FIRST UNION 2001-C4
FLB 1998-C02
FUCM 2000-C1
FUN 1999-C01
FUN 1999-C02
FUN 1999-C04
GE 2002-1
GE 2005-C2
GE 2005-C4
GE CAP 2002-3
GE CAP 2003-C1
GE CAP 2004-C1
GE CAP 2004-C3
GECMC 2007-C1
GMAC 2001-C1
GMAC 2002-C1
GMAC 2002-C3 A
GMAC 2003-C2
GMAC 2004-C1
GMAC 2004-C3
GMAC 2006-C1
GMC 1999-C01
GMC 1999-C03
GMC 2000-C02
GS 2003-C1
GS 2005-GG4
GS 2006-GG6
GS 2006-GG8
GS 2007-GG10
GSMS2013-CJ14
GSMS 2013-GCJ12
GSMS2014-GC18
GSMS2014-GC20
GSMS2014-GC22
GSMS2014-GC24
GSMSC 12-GC6
GSMSC 12GCJ7
GSMSC 2013-GC10
JPM 2000-C9
JPM 2002-C3
JPM 2002-CIBC4
JPM 2002-CIBC5
JPM 2013-C12
JPM2013-C13
JPM2013-C14
JPM2013-C15
JPM2013-C16
JPM2014-C18
JPM2014-C19
JPM2014-C20
JPM2014-C21
JPM2014-C22
JPM2014-C23
JPM2014-C24
JPM2014-C26
JPMB2014-C25
JPMC 12-CIBX
JPMC 12-LC9
JPMC 12-PHH
JPMC 13-LC11
JPMC 2011-C5
JPMC 2012-C6
JPMC 2012-C8
JPMC 2013-C10
JPMC2013-C17
JPM CHAS 2004-CIBC10
JPM CHAS 2005-CIBC11
JPM CHAS 2005-CIBC13
JPM CHAS 2006-CIBC16
JPM CHAS 2007-CIBC18
JPM CHAS 2007-CIBC20
JPM CHASE 2003-C1
JPM CHASE 2003-PM1
JPM CHASE 2004-C1
JPM CHASE 2004-C2
JPM CHASE 2004-C3
JPM CHASE 2004-CIBC8
JPM CHASE 2004-LN2
JPM CHASE 2005-LDP3
JPM CHASE 2005-LDP4
JPM CHASE 2006-LDP6
JPM CHASE 2006-LDP9
JPM CHASE 2007-C1
JPM CHASE 2007-LDP10
JP MORGAN 2001-C1
JP MORGAN 2001-CIBC2
JP MORGAN 2001-CIBC3
JP MORGAN 2006-FL2
JP MORGAN 2007-FL1
LBC 1999-C01
LB-UBS 2004-C2
LB-UBS 2004-C4
MDC 2000-LF1
ML 2004-MKB1
ML 2005-MCP1
MLC 1998-C02
MLC 1998-CTA
MLC 1999-C01
ML-CFC 2006-3
ML-CFC 2007-5
ML-CFC 2007-9
MLMT 2005-LC1
MLMT 2007-C1
MORGAN 2006-TOP21
MS 2006-TOP23
MS 2007-TOP25
MS 2007-TOP27
MSBAM 12-C6
MSBAM 13-C8
MSBAM 13-C9
MSBAM14-C19
MSBAM 2013-C10
MSBAM2013-C11
MSBAM2013-C12
MSBAM2013-C13
MSBAM2014-C14
MSBAM2014-C15
MSC 2001-IQ
MSC 2001-PPM
MSC 2001-TOP1
MSC 2001-TOP3
MSC 2001-TOP5
MSC 2002-HQ
MSC 2002-TOP7
MSC 2003-HQ2
MSC 2003-IQ4
MSC 2003-IQ6
MSC 2003-TOP11
MSC 2003-TOP9
MSC 2004-HQ4
MSC 2004-IQ8
MSC 2004-TOP13
MSC 2004-TOP15
MSC 2005-HQ5
MSC 2005-HQ6
MSC 2005-IQ10
MSC 2005-TOP 17
MSC 2005-TOP 19
MSC 2006-HQ10
MSC 2006-IQ12
MSC 2007-HQ11
MSC 2007-HQ13
MSCC 11-C3
MSCC 12-C4
MSCI 2007-HQ12
MSCI 2007-IQ15
MSCI 2007-IQ16
MSCI 2008-TOP29
MSMC 1998-WF2
MSMC 1999-FN1
MSMC 1999-WF1
NFC 1999-1
PNC 2001-C1
PSSFC 2003-PWR1
RBSCF2013-GSP
SALOMON 00-C3
SALOMON 2001-C1
SALOMON 2001-C2
SALOMON 2002-KEY2
SASCO TIAA 2007-C4
SBMSVII 2000-C1
SBMSVII 2000-C2
WACHOVIA 2006-C23
WACHOVIA 2006-C25
WACHOVIA 2006-C26
WACHOVIA 2006-C27
WACHOVIA 2006-C28
WACHOVIA 2006-C29
WACHOVIA 2007-30
WACHOVIA 2007-C31
WACHOVIA 2007-C32
WACHOVIA 2007-C33
WACHOVIA 2007-C34
WACM 2002-C1
WACM 2002-C2
WACM 2003-C3
WACM 2003-C5
WACM 2003-C6
WACM 2003-C8
WACM 2004-C10
WACM 2004-C11
WACM 2004-C15
WACM 2005-C16
WACM 2005-C17
WACM 2005-C19
WACM 2005-C21
WACM 2005-C22
WFCM 12-LC5
WFCM2014-LC16
WFCM2014-LC18
WFCMT 2013-LC12
WFRBS 11-C5
WFRBS 12-C10
WFRBS 12-C6
WFRBS 12-C7
WFRBS 12-C8
WFRBS 12-C9
WFRBS 13-C11
WFRBS 13-C12
WFRBS 13-C13
WFRBS 13-C14
WFRBS2013-C15
WFRBS2013-C16
WFRBS2013-C17
WFRBS2013-C18
WFRBS2013-UBS1
WFRBS2014-C19
WFRBS2014-C20
WFRBS2014-C21
WFRBS2014-C22
WFRBS2014-C23
WFRBS2014-C24
WFRBS2014-C25
WFRBS2014-LC14